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                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                           -------------------

                                 FORM 8-K


                             CURRENT REPORT,
                    PURSUANT TO SECTION 13 OR 15(d) OF
                   THE SECURITIES EXCHANGE ACT OF 1934


                     DATE OF REPORT - April 14, 1998
                    (Date of Earliest Event Reported)


                          STERLING VISION, INC.
            (Exact Name of Registrant as Specified in Charter)


          New York                       1-14128                11-3096941
----------------------------    ------------------------    ------------------
(State or Other Jurisdiction    (Commission File Number)     (I.R.S. Employer
     of Incorporation)                                      Identification No.)

                         1500 Hempstead Turnpike
                       East Meadow, New York 11554
                 ----------------------------------------
                 (Address of Principal Executive Offices)


                              (516) 390-2100
           ----------------------------------------------------
           (Registrant's telephone number, including area code)


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Item 5.  Other Events:

         On February 17, 1998, Sterling Vision, Inc. (the "Company") entered into Convertible Debentures and Warrants Subscription Agreements with certain investors in connection with the private placement of units consisting of an aggregate of $3.5 million principal amount of convertible debentures (as amended on March 25, 1998, collectively, the "1998 Debentures") and an aggregate of 700,000 warrants (collectively, the "1998 Warrants"), which 1998 Warrants entitled the holders thereof to purchase up to 700,000 shares of the Company's Common Stock, at a price of $5.00 per share. The Company used the net proceeds (approximately $3.3 million) of the private placement: (i) to repay certain loans previously made to it ($1,700,000), together with interest thereon; and (ii) the balance for general corporate purposes.

         Subsequent to the date of the Company's issuance and sale of the 1998 Debentures and 1998 Warrants, the Company and the holder thereof (collectively, the "Original Holders"), determined that the issuance and sale of such 1998 Debentures and 1998 Warrants was based upon a certain mutual mistake of the Company and the Original Holders. Accordingly, on April 14, 1998, the Company and Original Holders entered into an Exchange Agreement, effective as of February 17, 1998, pursuant to which the 1998 Debentures were exchanged for $3.5 million Stated Value of a series of the Company's Preferred Stock, par value $.01 per share, (the "Preferred Stock") and the 1998 Warrants were exchanged for new warrants (the "Warrants"), entitling the holders thereof to purchase up to 700,000 shares of Common Stock at a price of $5.00 per share (the "Conversion Price") until February 17, 2001.

         The Preferred Stock: (i) requires the Company to pay quarterly dividends thereon, commencing May 17, 1998, calculated at the rate of ten (10%) percent per annum; (ii) permits the Company to pay such dividends in registered shares of its Common Stock; (iii) permits the holders thereof, at any time prior to redemption by the Company, to convert all or a portion of the same into shares of Common Stock based upon the Conversion Price; (iv) requires the Company to redeem, in either cash or registered shares of its Common Stock, at the Company's option, all (but not less than all) of the Debentures (at 105% of the then, outstanding Stated Value thereof, based upon the Conversion Price; hereinafter, the "Redemption Amount") at any time from and after February 17, 1999 that a registration statement (pursuant to which the Common Stock [into which the Preferred Stock may be converted] has been registered) is effective;
(v) permits the Company to redeem all (but not less than all) of the Debentures, in cash and at the Redemption Amount, at any time from and after February 17, 1999; and (vi) provides that from and after February 18, 1999, the Company will be required to pay dividends thereon, until the same are redeemed by the Company, at the rate of twenty-four (24%) percent per annum.

         The Company is required to file with the U.S. Securities and Exchange Commission a Registration Statement on behalf of the holders of the Preferred Stock with respect to all of the shares of Common Stock into which the same may be converted, as well as all of the Common Stock underlying the Warrants; and the Company has agreed to maintain the effectiveness of such Registration Statement until the earlier of: (i) three years; and (ii) the date that all of the shares of

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Common Stock (into which the Preferred Stock may be converted) are sold and the Warrants have been exercised.

Item 7.  Financial Statements and Exhibits.

Exhibit No.          Document
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10.78         Form of Exchange Agreement.



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                                SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                       STERLING VISION, INC.


                       By:    /s/ Joseph Silver
                              ------------------------------------------
                       Name:  Joseph Silver
                       Title: Executive Vice President & General Counsel



Date: April 14, 1998


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